UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECUTITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2008

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 S. First Avenue, Walla Walla, Washington (Address of principal executive offices)		99362 (zip code)

Registrant's telephone number (including area code)  (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
            (17 CFR 240.14d-2(b))

[    ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
            (17 CFR 240.13e-4(c))

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Item 2.02  Results of Operations and Financial Condition

        On January 22, 2008, Banner Corporation issued its earnings release for the quarter and year ended December 31, 2007. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

          (c)    Exhibits

         99.1  Press Release of Banner Corporation dated January 22, 2008.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: January 22, 2008	By: /s/Lloyd W. Baker
Lloyd W. Baker
Executive Vice President and Chief Financial Officer

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Exhibit 99.1

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Contact: D. Michael Jones, President and CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Reports Earnings of $36.9 million, or $2.49 per diluted share, in 2007 and
Fourth Quarter Earnings of $12.0 Million, or $0.74 per diluted share

Walla Walla, WA - January 22, 2008 - Banner Corporation (NASDAQ GMS: BANR), the parent company of Banner Bank and Islanders Bank, today reported that 2007 revenues increased 20% fueled by strong loan and deposit growth and that profits were significantly impacted by a substantial net change in the value of financial instruments carried at fair value. Net income for the year ended December 31, 2007 totaled $36.9 million, or $2.49 per diluted share, compared with $31.5 million, or $2.58 per diluted share, for the year ended December 31, 2006. In the fourth quarter of 2007, net income was $12.0 million, or $0.74 per diluted share, compared to $7.9 million, or $0.64 per diluted share, in the fourth quarter of 2006.

Banner's net income included net gains of $9.2 million ($5.9 million after tax) in the fourth quarter and $11.6 million ($7.4 million after tax) for the full year of 2007, as a result of changes in the valuation of financial instruments carried at fair value in accordance with the adoption of Statement of Financial Accounting Standards (SFAS) No. 159 and SFAS No. 157. Excluding fair value adjustments, net income from recurring operations was $6.1 million, or $0.38 per diluted share, in the fourth quarter and $29.5 million, or $1.99 per diluted share, for the full year of 2007. There was no adjustment for fair value in either period of 2006; however, Banner received a substantial insurance recovery in the second quarter of 2006. Excluding that settlement, net income was $28.1 million, or $2.30 per diluted share in 2006. See the footnote below and "Pro Forma Disclosures Excluding Fair Value Adjustments and 2006 Insurance Recovery."

"In 2007, we continued to focus on building our franchise through both acquisitions and de novo branching in key markets. As a result, our larger balance sheet and expanded franchise are producing substantially more revenue than a year ago," said D. Michael Jones, President and Chief Executive Officer. "Unfortunately, recently declining interest rates, slowing housing markets and a high level of operating expenses combined to offset much of this revenue growth and our net income was less than we had expected. The effect of these offsetting factors was particularly evident in the fourth quarter, as our net interest margin contracted, credit costs increased and the full burden of our expense growth was realized.

"While increased delinquencies, particularly in our construction and land development portfolio, significantly impacted our net interest margin (17 basis points in the fourth quarter due to non-accruals) and required a higher level of loan loss provisioning, we believe our level of nonperforming assets is very manageable and that our reserves are satisfactory. We shared others' concerns about the downturn in the national housing market and initially backed away from construction lending in the Boise, Idaho market early last year. And, although we remain optimistic about the Northwest economy, we became more cautious in our approach to construction and land development lending in other markets as the year progressed. As a result, our total construction and land development loan originations in 2007 were approximately 35% lower than in the previous year. In addition, we have not engaged in any sub-prime lending and have no direct exposure to sub-prime lending problems in our loan portfolio. Nonetheless, in the current difficult housing environment, we will continue to direct significant efforts to managing our loan portfolios and overall credit quality.

"As part of our rapid franchise expansion, we added 18 new branches through acquisition, opened 21 new branches and relocated eight others in the last three years," Jones continued. "Most recently, we opened branches in Nampa, Idaho, and Oak Harbor, Washington. During the fourth quarter of 2007, we completed the acquisition of NCW Community Bank, based in central Washington, which had approximately $99 million in assets, $91 million in total loans and $87 million in deposit balances on the date of acquisition. We now have reached our goal in terms of the number of branches required to generate deposit growth sufficient to fund our expected loan growth and produce significant fee generating opportunities. As a result, we plan to open only three additional branches in 2008, a normal level of growth for a bank of our size."

2007 Highlights (compared to 2006)

*	Net income, excluding fair value adjustments and the insurance settlement, was $29.5 million, or $1.99 per diluted share, in 2007 compared to $28.1 million, or $2.30 per diluted share, in 2006.*
*	Net interest income before provision for loan losses grew 18% to $149.6 million.
*	Revenues increased 20% to $176.6 million, excluding fair value adjustments.
*	Total deposits increased 30% to $3.62 billion.
*	Loans increased 28% to $3.76 billion.
*	Nonperforming assets increased to 0.98% of total assets, while net charge-offs remained modest at 0.08% of average loans.

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BANR - Fourth Quarter 2007 Results
January 22, 2008

*	Banner's capital position was strengthened, resulting in a Tier 1 Leverage Ratio of 9.80% at December 31, 2007, compared to 8.77% a year earlier.
*	Tangible book value per share increased to $18.73 at December 31, 2007, compared to $17.75 a year earlier.
*	Three acquisitions increased loans by $596 million and deposits by $560 million.

*Earnings information excluding the fair value adjustments and the insurance recovery (net income from recurring operations) represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide more useful and comparative information to assess trends in the Company's core operations reflected in the current quarter and year-to-date results. Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.

Credit Quality

"We have always placed a strong emphasis on managing asset quality by applying a disciplined approach to credit approval and monitoring for signs of deterioration in loan quality," said Jones. "While we are not engaged in any sub-prime lending, we have seen an increase in delinquencies and nonperforming loans, primarily construction and land development loans for one- to four-family residential properties. This increase was not unexpected, as housing markets have clearly slowed. However, our net charge-offs remain reasonable and we continue to build our reserves for possible loan losses." Banner added $2.0 million to its provision for loan losses in the fourth quarter, compared to $1.5 million in the third quarter of 2007 and $1.0 million in the fourth quarter of 2006. The allowance for loan losses at quarter-end totaled $45.8 million, representing 1.20% of total loans outstanding. Non-performing assets were $44.3 million, or 0.98% of total assets, at December 31, 2007, compared to $23.2 million, or 0.54%, in the previous quarter, and $15.0 million or 0.43% at December 31, 2006. Banner's net charge-offs in the current quarter totaled $1.7 million, or 0.05% of average loans. For the twelve months ended December 31, 2007, the provision for loan losses was $5.9 million and net charge-offs were $2.9 million, or 0.08% of average loans.

"We are obviously not pleased with the growth of nonperforming loans," stated Jones, "but believe the underlying asset values remain sufficient to minimize principal losses even as the borrowers are using up their liquidity servicing these loans. While construction and land development loans represented 32% of our portfolio and approximately 80% of our nonperforming assets, they are significantly diversified with respect to geography and sub-markets, price ranges and borrowers. Of course, the vast majority of these loans are performing as agreed and we are experiencing continuing loan payoffs and portfolio turnover." The geographic distribution of construction and land developments loans is approximately 35% in the greater Puget Sound market, 45% in the greater Portland, Oregon market, and 9% in the greater Boise, Idaho market, with the remaining 11% distributed in various eastern Washington and eastern Oregon markets served by Banner Bank.

Income Statement Review

"The 100 basis point drop in the Fed Funds rate over the past four months adversely impacted our operating profits and net interest margin in the fourth quarter, with asset yields dropping faster than funding costs," said Jones. Banner's net interest margin was 3.82% for the fourth quarter of 2007, compared to 4.10% in the preceding quarter and 4.01% for the fourth quarter of 2006. For the full year, the net interest margin was 3.99%, compared to 4.08 % in 2006. Funding costs decreased 17 basis points compared to the previous quarter and decreased 29 basis points from the fourth quarter a year earlier, while asset yields decreased 45 basis points from the prior linked quarter and 48 basis points from the fourth quarter a year ago. "While deposit costs moved significantly lower in the fourth quarter, declining each month as the quarter progressed, the more immediate impact of lower prime rates on a substantial portion of our loan portfolio resulted in some compression of our net interest margin. In addition, the higher level of delinquencies is also reflected in our lower net interest margin, as non-accruing loans reduced the margin by approximately 17 basis points in the fourth quarter," Jones noted.

In the fourth quarter of 2007, net interest income before the provision for loan losses increased 17% to $38.7 million, compared to $33.1 million in the same quarter a year ago, reflecting Banner's larger earning asset base. Revenues (net interest income before the provision for loan losses plus other operating income) excluding fair value adjustments increased 19% to $46.2 million in the fourth quarter of 2007, from $38.8 million in the fourth quarter of 2006.

Total other operating income, excluding fair value adjustments, for the fourth quarter increased 33% to $7.5 million, compared to $5.6 million for the same quarter a year ago. Income from deposit fees and other service charges increased 59% to $4.8 million in the fourth quarter of 2007, compared to $3.0 million for the same period in 2006. Income from mortgage banking operations decreased 10% from the fourth quarter of 2006 and fell 26% from the prior quarter, reflecting lower levels of production in a slowing housing market. Net fair value adjustments as a result of changes in the value of financial assets and liabilities recorded at fair value under SFAS No. 159 resulted in an increase of $9.2 million and $11.6 million, respectively, for the quarter and year ended December 31, 2007, largely as a result of changes in the fair value of the junior subordinated debentures (trust preferred securities) issued by the Company.

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BANR - Fourth Quarter 2007 Results
January 22, 2008

For the year ended December 31, 2007, net interest income before the provision for loan losses increased 18% to $149.6 million, compared to $126.9 million a year ago. Revenues increased 20% to $176.6 million, excluding fair value adjustments, in 2007, compared to $147.5 million in 2006. Total other operating income increased 32% to $27.0 million, excluding fair value adjustments, in 2007, compared to $20.5 million in full-year 2006.

"On October 10, 2007, we completed the acquisition of NCW Community Bank. Additionally, during the current quarter we opened two new branches and relocated two other branches," said Jones. "For the full year ended December 31, 2007, through acquisitions and new branch openings, we added 26 locations to our distribution network. These new and acquired branches have increased expenses over the quarter and year-to-date; however, they are proving to be very successful in helping us reach new customers and grow deposits. While we need to reduce our level of expenses from what we incurred in the fourth quarter, recurring operating expenses exclusive of the NCW Community Bank acquisition in October were slightly reduced from the level of those expenses in the third quarter. Over time we expect these new offices and acquisitions will add to our profitability by providing low-cost core deposits and additional revenue generating opportunities." Other operating expenses increased to $35.3 million in the fourth quarter of 2007, compared to $25.8 million in the fourth quarter a year ago, reflecting both new branches and acquisition activity. For the full year, other operating expenses were $127.5 million, compared to $99.7 million, excluding the insurance recovery, and $94.4 million after the recovery in 2006. "Approximately 50% of the year-over-year increase in operating expenses was due to the three acquisitions. However, we clearly have work to do in reducing our expense levels by capturing more cost savings in the acquired banks and substantially slowing our de novo branch expansion," said Jones.

Balance Sheet Review

Assets increased 29% to $4.5 billion at December 31, 2007, compared to $3.5 billion a year earlier. "Loan growth, exclusive of the NCW Community Bank acquisition, improved to an annualized rate of 11% in the fourth quarter and was strongest in the commercial business and consumer sectors, reflecting the still solid Northwest economy," said Jones. "However, we have continued to be very cautious in our underwriting and we have significantly slowed our production of construction and land development loans." Net loans increased 28% (20% from acquisitions) to $3.76 billion at December 31, 2007, compared to $2.93 billion a year earlier.

Total deposits increased 30% (20% from acquisitions) to $3.62 billion at December 31, 2007, compared to $2.79 billion at December 31, 2006. Non-interest-bearing accounts increased 46% and total transaction and savings accounts increased 43% during the twelve months ending December 31, 2007, while certificates of deposit increased 19%. "We chose not to renew approximately $86 million of matured brokered certificates of deposit in the second half of the year, which resulted in slower deposit growth; however, our retail growth for the whole year was very encouraging," said Jones. "We are optimistic that our expanded branch network will deliver continued deposit growth and related fee income as we have experienced excellent growth in the number of transaction deposit accounts throughout the system."

Shareholders' equity for the year ended December 31, 2007 increased 75% year over year. At December 31, 2007, shareholders' equity was $437.8 million compared to $250.6 million at December 31, 2006. The $187.2 million rise in equity primarily reflects the issuance of stock associated with the three acquisitions in 2007. During the fourth quarter of 2007, the Company issued 340,000 shares of common stock in connection with the acquisition of NCW Community Bank, resulting in $11.8 million of additional equity. During the quarter ended June 30, 2007, the Company issued 2.6 million shares of common stock in connection with the acquisitions of F&M Bank and San Juan Financial Holding Company (Islanders Bank), resulting in $113.1 million of additional equity. The three acquisitions also resulted in a combined increase of $103.1 million of goodwill and other intangibles. The Company has also issued shares through its Dividend Reinvestment and Stock Purchase Plan and in connection with the exercise of vested stock options. At December 31, 2006, Banner had 12.3 million shares outstanding, but as a result of the three acquisitions and the stock issuance noted above, it had 16.3 million shares outstanding at December 31, 2007.

Book value per share increased 32% to $27.32 at year-end, from $20.76 a year earlier, and tangible book value per share was up 6% to $18.73 at year-end, compared to $17.75 a year earlier.

Accounting Treatments

Banner Corporation elected early adoption of SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, and SFAS No. 157, Fair Value Measurements, effective January 1, 2007. SFAS No. 159, which was issued in February 2007, generally permits the measurement of selected eligible financial instruments at fair value at specified election dates. SFAS No. 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles (GAAP), and expands disclosures about fair value measurement. The Company made this election to allow it more flexibility with respect to the management of its investment securities, wholesale borrowings and interest rate risk position in future periods.

Upon adoption of SFAS No.159, the Company selected fair value measurement for all of its "available for sale" investment securities, Federal Home Loan Bank advances and junior subordinated debentures, which had fair values of approximately $226.2 million, $176.8 million and $124.4 million, respectively, on January 1, 2007. The initial fair value measurement of these instruments resulted

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BANR - Fourth Quarter 2007 Results
January 22, 2008

in a $3.5 million adjustment for the cumulative effect, net of tax, as a result of the change in accounting, which was recorded as a reduction in retained earnings as of January 1, 2007, and which under SFAS No. 159 has not been recognized in current earnings. While the adjustment to retained earnings is permanent, approximately $2.6 million of the amount was previously reported as accumulated other comprehensive loss at December 31, 2006, so the reduction in total shareholders' equity was only $897,000 on January 1, 2007. Following the initial election, changes in the value of financial instruments recorded at fair value are recognized as gains or losses in earnings in subsequent financial reporting periods. As a result of the adoption of SFAS No. 159 and changes in the fair value measurement of the financial assets and liabilities noted above, Banner recorded a net gain of $1.2 million ($755,000 after tax) in the quarter ended March 31, 2007, a net loss of $1.9 million ($1.2 million after tax) in the quarter ended June 30, 2007, a net gain of $3.1 million ($2.0 million after-tax) in the quarter ended September 30, 2007, and a net gain of $9.2 million ($5.9 million after tax), in the quarter ended December 31, 2007, resulting in a cumulative net gain of $11.6 million ($7.4 million after tax) for the twelve-month period.

Restatement and Reclassification

Operating results and financial statements for the quarter and year ended December 31, 2006 have been restated to reflect non-material adjustments to our provision for income taxes, income taxes payable and the common stock and retained earnings components of stockholders' equity related to the tax treatment of certain elements of stock-based compensation. The effects of these adjustments are increases of $155,000 and $619,000, respectively, in the provision for income taxes for the quarter and year ended December 31, 2006; as well as a reduction of $2.4 million of retained earnings and increases of $2.8 million and $379,000, respectively, in common stock (paid-in capital) and total stockholders' equity as of December 31, 2006. These adjustments have immaterially affected certain previously reported ratios for those prior periods.

In addition, certain reclassifications have been made to the prior periods' consolidated financial statements and/or schedules to conform to the current period's presentation. These reclassifications may have slightly affected certain ratios for the prior periods. These reclassifications had no effect on retained earnings or net income as previously presented and the effect of these reclassifications is considered immaterial.

Conference Call

Banner will host a conference call on Wednesday, January 23, 2008, at 6:00 a.m. PST, to discuss fourth quarter and year end results. The conference call can be accessed live by telephone at 303-262-2130. To listen to the call online, go to the Company's website at www.bannerbank.com. An archived recording of the call can be accessed by dialing 303-590-3000, passcode 11104221# until Wednesday, January 30, 2008, or via the Internet at www.bannerbank.com.

About the Company

Banner Corporation is a $4.5 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond Banner's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, management's ability to generate improvement in asset quality and profitability, changes in interest rates, deposit flows, demand for housing, mortgages and other loans, real estate values, competition, loan delinquency rates, the successful operation of the newly-opened branches and loan offices, the ability to successfully complete consolidation and conversion activities, incorporate acquisitions into operations, retain key employees and achieve cost savings, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services, Banner's ability to successfully resolve outstanding credit issues and other risks detailed in Banner's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

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BANR - Fourth Quarter 2007 Results
January 22, 2008

RESULTS OF OPERATIONS	Quarters Ended			Twelve Months Ended
( In thousands except share and per share data )	Dec 31, 2007	Sep 30, 2007	Dec 31, 2006	Dec 31, 2007	Dec 31, 2006

			RESTATED(1)		RESTATED(1)
INTEREST INCOME:
Loans receivable	$72,592	$75,668	$62,514	$281,135	$227,661
Mortgage-backed securities	1,179	1,343	1,845	5,832	7,860
Securities and cash equivalents	2,471	2,199	1,840	8,342	7,498
	76,242	79,210	66,199	295,309	243,019

INTEREST EXPENSE:
Deposits	34,091	35,341	27,067	129,420	89,987
Federal Home Loan Bank advances	435	292	2,695	4,168	14,354
Other borrowings	766	730	1,168	3,214	3,744
Junior subordinated debentures	2,288	2,177	2,154	8,888	8,029
	37,580	38,540	33,084	145,690	116,114
Net interest income before provision for loan losses	38,662	40,670	33,115	149,619	126,905

PROVISION FOR LOAN LOSSES	2,000	1,500	1,000	5,900	5,500
Net interest income	36,662	39,170	32,115	143,719	121,405
OTHER OPERATING INCOME:
Deposit fees and other service charges	4,770	4,750	2,998	16,573	11,417
Mortgage banking operations	1,325	1,782	1,474	6,270	5,824
Loan servicing fees	625	457	260	1,830	1,299
Miscellaneous	800	483	905	2,336	1,970
	7,520	7,472	5,637	27,009	20,510
Gain (loss) on sale of securities	- -	- -	- -	- -	65
Increase (decrease) in valuation of financial instruments carried at fair value	9,209	3,062	- -	11,574	- -
Total other operating income	16,729	10,534	5,637	38,583	20,575
OTHER OPERATING EXPENSE:
Salary and employee benefits	19,441	20,431	16,369	75,975	65,116
Less capitalized loan origination costs	(2,459)	(2,455)	(2,672)	(10,683)	(11,448)
Occupancy and equipment	6,011	5,484	4,279	20,953	15,938
Information / computer data services	2,130	2,031	1,342	7,297	5,120
Miscellaneous	10,150	9,355	6,518	33,947	25,005
	35,273	34,846	25,836	127,489	99,731
Insurance recovery, net proceeds	- -	- -	- -	- -	(5,350)
Total other operating expense	35,273	34,846	25,836	127,489	94,381
Income before provision for income taxes	18,118	14,858	11,916	54,813	47,599
PROVISION FOR INCOME TAXES	6,106	4,871	4,064	17,890	16,055
NET INCOME	$12,012	$9,987	$7,852	$36,923	$31,544

Earnings per share
Basic	$0.75	$0.64	$0.65	$2.53	$2.65
Diluted	$0.74	$0.64	$0.64	$2.49	$2.58

Cumulative dividends declared per common share	$0.20	$0.19	$0.19	$0.77	$0.73

Weighted average shares outstanding
Basic	15,936,430	15,497,193	12,004,212	14,581,286	11,905,598
Diluted	16,141,941	15,720,248	12,358,008	14,838,469	12,238,933

Shares repurchased during the period	58,157	700	2,220	69,467	65,642
Shares issued in connection with acquisitions	339,860	- -	- -	2,932,471	- -
Shares issued in connection with exercise of stock options or DRIP	163,379	141,281	16,776	1,088,875	297,436

(1) - Provision for income taxes has been restated to reflect adjustments related to the tax treatment of certain elements of stock-based compensation.

PRO FORMA DISCLOSURES EXCLUDING THE EFFECTS OF THE CHANGE IN THE VALUATION OF FINANCIAL INSTRUMENTS
CARRIED AT FAIR VALUE AND THE 2006 INSURANCE RECOVERY
NET INCOME from above	$12,012	$9,987	$7,852	$36,923	$31,544

ADJUSTMENTS FOR CHANGE IN VALUATION OF FINANCIAL INSTRUMENTS AND THE 2006 INSURANCE RECOVERY
Change in valuation of financial instruments carried at fair value	(9,209)	(3,062)	- -	(11,574)	- -
2006 insurance recovery	- -	- -	- -	- -	(5,350)
Income tax provision (benefit) related to above items	3,315	1,102	- -	4,167	1,926
Above items, net of income tax provision (benefit)	(5,894)	(1,960)	- -	(7,407)	(3,424)

NET INCOME FROM RECURRING OPERATIONS	$6,118	$8,027	$7,852	$29,516	$28,120

Earnings per share EXCLUDING the effects of change in valuation of financial instruments carried at fair value and the 2006 insurance recovery
Basic	$0.38	$0.52	$0.65	$2.02	$2.36
Diluted	$0.38	$0.51	$0.64	$1.99	$2.30

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BANR - Fourth Quarter 2007 Results
January 22, 2008

FINANCIAL CONDITION (In thousands except share and per share data )
	Dec 31, 2007	Sep 30, 2007	Dec 31, 2006
		RESTATED(1)	RESTATED(1)
ASSETS
Cash and due from banks	$98,120	$83,933	$68,317
Federal funds and interest-bearing deposits	310	62,628	5,068
Securities - trading	202,863	158,932	- -
Securities -available for sale	- -	- -	226,153
Securities - held to maturity	53,516	53,259	47,872

Federal Home Loan Bank stock	37,371	37,291	35,844

Loans receivable:
Held for sale	4,596	4,121	5,080
Held for portfolio	3,805,021	3,617,130	2,960,910
Allowance for loan losses	(45,827)	(44,212)	(35,535)
	3,763,790	3,577,039	2,930,455

Accrued interest receivable	24,980	26,376	23,272
Real estate owned held for sale, net	1,867	3,072	918
Property and equipment, net	98,098	95,816	58,003
Goodwill and other intangibles, net	137,654	128,868	36,287
Bank-owned life insurance	51,483	51,024	38,527
Other assets	25,089	22,123	24,850
	$4,495,141	$4,300,361	$3,495,566

LIABILITIES
Deposits:
Non-interest-bearing	$484,251	$473,571	$332,372
Interest-bearing transaction and savings accounts	1,288,110	1,299,232	905,746
Interest-bearing certificates	1,848,232	1,825,096	1,556,474
	3,620,593	3,597,899	2,794,592

Advances from Federal Home Loan Bank	- -	- -	177,430
Advances from Federal Home Loan Bank at fair value	167,045	24,577	- -
Customer repurchase agreements and other borrowings	91,724	78,511	103,184

Junior subordinated debentures	- -	- -	123,716
Junior subordinated debentures at fair value	113,270	122,220	- -

Accrued expenses and other liabilities	48,189	47,577	36,888
Deferred compensation	11,396	10,830	7,025
Income taxes payable (1)	5,078	4,783	2,124
	4,057,295	3,886,397	3,244,959
STOCKHOLDERS' EQUITY
Common stock (1)	300,486	285,468	137,981
Retained earnings (1)	139,636	130,826	117,754
Other components of stockholders' equity	(2,276)	(2,330)	(5,128)
	437,846	413,964	250,607
	$4,495,141	$4,300,361	$3,495,566

Shares Issued:
Shares outstanding at end of period	16,266,149	15,821,067	12,314,270
Less unearned ESOP shares at end of period	240,381	240,381	240,381
Shares outstanding at end of period excluding unearned ESOP shares	16,025,768	15,580,686	12,073,889
Book value per share (1) (2)	$27.32	$26.57	$20.76
Tangible book value per share (1) (2) (3)	$18.73	$18.30	$17.75
Consolidated Tier 1 leverage capital ratio	9.80%	9.83%	8.77%

(1)	- Income taxes payable, common stock and retained earnings have been restated to reflect adjustments related to the tax treatment of certain elements of stock-based compensation
(2)	- Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.
(3) - Tangible book value excludes goodwill, core deposit and other intangilbles.

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BANR - Fourth Quarter 2007 Results
January 22, 2008

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )
	Dec 31, 2007	Sep 30, 2007	Dec 31, 2006
LOANS ( including loans held for sale ):
Commercial real estate	$882,523	$811,816	$596,488	$
Multifamily real estate	165,886	170,316	147,311
Commercial construction	74,123	84,176	98,224
Multifamily construction	35,318	41,814	39,908
One- to four-family construction	613,779	624,280	570,501
Land and land development	497,962	463,514	402,665
Commercial business	696,350	630,827	467,745
Agricultural business including secured by farmland	186,305	178,158	163,518
One- to four-family real estate	463,954	424,122	361,625
Consumer	193,417	192,228	118,005
Total loans outstanding	$3,809,617	$3,621,251	$2,965,990	$

Total delinquent loans	$69,031	$38,974	$17,818	$
Total delinquent loans / Total loans outstanding	1.81%	1.08%	0.60%

NON-PERFORMING ASSETS:	Dec 31, 2007	Sep 30, 2007	Dec 31, 2006
Loans on non-accrual status	$42,068	$19,788	$13,463	$
Loans more than 90 days delinquent, still on accrual	315	132	593
Total non-performing loans	42,383	19,920	14,056
Real estate owned ( REO ) / Repossessed assets	1,885	3,294	918
Total non-performing assets	$44,268	$23,214	$14,974	$
Total non-performing assets / Total assets	0.98%	0.54%	0.43%

	Quarters Ended				Twelve Months Ended
CHANGE IN THE ALLOWANCE FOR LOAN LOSSES:	Dec 31, 2007	Sep 30, 2007	Dec 31, 2006		Dec 31, 2007	Dec 31, 2006
Balance, beginning of period	$44,212	$43,248	$35,160		$35,535	$30,898
Acquisitions / ( divestitures )	1,319	- -	- -		7,276	- -
Provision	2,000	1,500	1,000		5,900	5,500
Recoveries of loans previously charged off	127	469	354		1,491	1,898
Loans charged-off	(1,831)	(1,005)	(979)		(4,375)	(2,761)
Net ( charge-offs ) recoveries	(1,704)	(536)	(625)		(2,884)	(863)

Balance, end of period	$45,827	$44,212	$35,535		$45,827	$35,535

Net charge-offs (recoveries) / Average loans outstanding	0.05%	0.01%	0.02%		0.08%	0.03%

Allowance for loan losses / Total loans outstanding	1.20%	1.22%	1.20%		1.20%	1.20%

DEPOSITS	Dec 31, 2007	Sep 30, 2007	Dec 31, 2006
Non-interest-bearing	$484,251	$473,571	$332,372	$

Interest-bearing checking	430,635	438,974	327,836
Regular savings accounts	609,073	602,190	364,957
Money market accounts	248,403	258,068	212,953
Interest-bearing transaction & savings accounts	1,288,111	1,299,232	905,746

Three-month maturity money market certificates	165,693	167,025	178,981
Other certificates	1,682,538	1,658,071	1,377,493

Interest-bearing certificates	1,848,231	1,825,096	1,556,474

Total deposits	$3,620,593	$3,597,899	$2,794,592	$

Included in other borrowings
Customer repurchase agreements / "Sweep accounts"	$91,724	$78,511	$76,825

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BANR - Fourth Quarter 2007 Results
January 22, 2008

ADDITIONAL FINANCIAL INFORMATION ( Dollars in thousands ) ( Rates / Ratios Annualized )
	Quarters Ended			Twelve Months Ended

OPERATING PERFORMANCE:	Dec 31, 2007	Sep 30, 2007	Dec 31, 2006	Dec 31, 2007	Dec 31, 2006
		RESTATED(1)	RESTATED(1)		RESTATED(1)
Average loans	$3,716,512	$3,626,541	$2,950,193	$3,437,259	$2,767,585
Average securities and deposits	301,071	313,325	328,241	309,860	342,434
Average non-interest-earning assets	356,752	346,762	191,363	297,353	191,579
Total average assets	$4,374,335	$4,286,628	$3,469,797	$4,044,472	$3,301,598

Average deposits	$3,628,581	$3,593,722	$2,749,618	$3,332,098	$2,536,154
Average borrowings	258,431	221,837	425,398	287,478	488,984
Average non-interest-earning liabilities	62,415	62,054	45,884	58,371	39,103
Total average liabilities	3,949,427	3,877,613	3,220,900	3,677,947	3,064,241
Total average stockholders' equity	424,908	409,015	248,897	366,525	237,357
Total average liabilities and equity	$4,374,335	$4,286,628	$3,469,797	$4,044,472	$3,301,598

Interest rate yield on loans	7.75%	8.28%	8.41%	8.18%	8.23%
Interest rate yield on securities and deposits	4.81%	4.48%	4.45%	4.57%	4.48%
Interest rate yield on interest-earning assets	7.53%	7.98%	8.01%	7.88%	7.81%

Interest rate expense on deposits	3.73%	3.90%	3.91%	3.88%	3.55%
Interest rate expense on borrowings	5.36%	5.72%	5.61%	5.66%	5.34%
Interest rate expense on interest-bearing liabilities	3.84%	4.01%	4.13%	4.03%	3.84%
Interest rate spread	3.69%	3.97%	3.88%	3.85%	3.97%
Net interest margin	3.82%	4.10%	4.01%	3.99%	4.08%

Other operating income / Average assets	1.52%	0.97%	0.64%	0.95%	0.62%

Other operating expense / Average assets	3.20%	3.23%	2.95%	3.15%	2.86%

Efficiency ratio ( other operating expense / revenue )	63.68%	68.05%	66.67%	67.74%	64.00%

Return on average assets	1.09%	0.92%	0.90%	0.91%	0.96%

Return on average equity	11.22%	9.69%	12.52%	10.07%	13.29%

Return on average tangible equity (1)	15.28%	13.36%	14.65%	13.27%	15.69%

Average equity / Average assets	9.71%	9.54%	7.17%	9.06%	7.19%

(1)	- Average non-interest-earning liabilities and average stockholders' equity have been restated to reflect adjustments related to the tax treatment of certain elements of stock-based compensation
(2)	- Average tangible equity excludes goodwill

Operating performance for the periods presented excluding the effects of change in valuation of financial instruments carried at fair value and the 2006 insurance recovery.

Other operating income (loss) EXCLUDING change in valuation of financial instruments carried at fair value / Average assets	0.68%	0.69%	0.64%	0.67%	0.62%

Other operating expense EXCLUDING the 2006 insurance recovery / Average assets	3.20%	3.23%	2.95%	3.15%	3.02%

Efficiency ratio ( other operating expense / revenue ) EXCLUDING change in valuation of financial instruments carried at fair value and the 2006 insurance recovery	76.38%	72.38%	66.67%	72.18%	67.62%

Return on average assets EXCLUDING change in valuation of financial instruments carried at fair value and the 2006 insurance recovery	0.55%	0.74%	0.90%	0.73%	0.85%

Return on average equity EXCLUDING change in valuation of financial instruments carried at fair value and the 2006 insurance recovery	5.71%	7.79%	12.52%	8.05%	11.85%

Return on average tangible equity EXCLUDING change in valuation of financial instruments carried at fair value and the 2006 insurance recovery	7.78%	10.73%	14.65%	10.61%	13.99%

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BANR - Fourth Quarter 2007 Results
January 22, 2008

ADDITIONAL FINANCIAL INFORMATION (Dollars in thousands )

	Dec 31, 2007	Sep 30, 2007	Dec 31, 2006

NON-PERFORMING ASSETS:
Loans on non-accrual status
Secured by real estate:
One- to four-family	$3,371	$1,070	$1,198
Commercial	1,357	544	4,215
Multifamily	1,222	1,250	792
Construction and land	33,432	10,699	2,056
Commercial business	2,250	5,713	4,498
Agricultural business, including secured by farmland	436	512	703
Consumer	- -	- -	1
	42,068	19,788	13,463

Loans more than 90 days delinquent, still on accrual
Secured by real estate:
One- to four-family	221	54	593
Commercial	- -	- -	- -
Multifamily	- -	- -	- -
Construction and land	- -	- -	- -
Commercial business	- -	- -	- -
Agricultural business, including secured by farmland	- -	- -	- -
Consumer	94	78	- -
	315	132	593
Total non-performing loans	42,383	19,920	14,056
Real estate owned ( REO ) / Repossessed assets	1,885	3,294	918
Total non-performing assets	$44,268	$23,214	$14,974